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                                                                   EXHIBIT 10.31

                                 GENERAL RELEASE

         This General Release Agreement (Agreement) dated April 20, 2003, is between ESCO Technologies Inc., a Delaware corporation (ESCO) and Dennis J. Moore (Moore), an individual.

         WHEREAS, Moore is a former employee of ESCO.

         WHEREAS, upon Moore's decision to retire at age 65, ESCO & Moore entered into a Transition Agreement.

         WHEREAS, pursuant to such Agreement, ESCO agreed to continue to make payments on a certain lease (Lease) for a 2001 Cadillac Deville automobile, VIN 1G6KF5790IU143519 (the Automobile) that ESCO was leasing for Moore's benefit prior to his retirement.

         WHEREAS, ESCO has entered or will enter into a purchase agreement with Enterprise to purchase the Automobile.

         WHEREAS, Moore desires to release ESCO from all future obligations arising from or related to the Automobile.

     THEREFORE, in consideration of the agreements made herein and other valuable consideration, the sufficiency of which is expressly acknowledged, Moore and ESCO agree as follows:

     1. Concurrently with the execution of this Agreement, ESCO shall pay the sum of $29,102.04 to Enterprise in consideration of the Automobile.

     2. The Automobile will be titled as directed by Moore. ESCO shall relinquish all right and interest in the Automobile.

     3. Moore hereby accepts ownership of the Automobile and knowingly, voluntarily and irrevocably agrees to fully and completely release ESCO from any and all rights and claims, including without limitation, demands, causes of action, charges, complaints, promises, grievances, losses, damages, liabilities, debts, or injuries, whether known or unknown, contingent or matured, at law or in equity or in arbitration, which Moore holds or has ever held against ESCO resulting from or related to the Automobile. It is expressly agreed and understood that this is a General Release. Moore shall hereinafter assume all responsibility for ownership of the automobile including taxes, maintenance, insurance, etc.

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     4.   This Agreement shall be binding upon and inure to the benefit of each of the parties, his respective assigns, successors in interest, and legal representatives.

     5. This Agreement is made in the State of Missouri and shall in all respects be interpreted and enforced and governed by and under the laws of said State.

Dennis J. Moore

By:   /s/ D.J. Moore
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Date: 4/9/03

ESCO Technologies Inc.

By:   /s/ V.L. Richey, Jr.
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Date: 4/10/03